Exhibit 10.21
LEAR CORPORATION
2019 LONG-TERM STOCK INCENTIVE PLAN

FORM OF NON-QUALIFIED STOCK OPTION TERMS AND CONDITIONS

1.Definitions. Any term capitalized in this Award Agreement (the “Award Agreement”) but not defined will have the meaning set forth in the Plan.
2.Grant, Term, Vesting, and Exercise of the Stock Option.
(a)Grant; Term. As of the Grant Date, the Participant has been granted an Option to purchase the number of Shares specified in the letter that accompanies this Award Agreement, subject to the terms and conditions set forth herein and in the Plan. If the Participant remains employed by the Company, the Option will expire ten years from the Grant Date. If the Participant terminates employment with the Company before the tenth anniversary of the Grant Date, his or her right to exercise the Option after termination of his or her employment will be only as provided in Section 3.
(b)Vesting. The Option will vest and become exercisable as to one-third (1/3) of the Shares to which the Option relates on each of the first three anniversaries of the Grant Date. Except as otherwise provided in this Section 2, the unvested portion of the Option shall be forfeited and cancelled upon the termination of the Participant’s employment with the Company for any reason. Notwithstanding anything contained herein, or pursuant to the terms and conditions of any Award made to the Participant prior to the Grant Date, to the contrary, the right of the Participant to receive the Shares underlying the Options and any other amounts payable to the Participant pursuant to any Award granted to him or her under the Plan that have not yet been distributed or paid will be forfeited if (i) the Participant has been discharged from employment with the Company or an Affiliate for Cause; or (ii) the Participant violates any of the restrictive covenants contained in Section 6 hereof, as applicable, or any similar covenants in any other Award Agreement to which the Participant is subject or in any written employment or severance agreement between the Participant and the Company or an Affiliate thereof.
(c)Death or Disability. Notwithstanding the foregoing, upon the Participant’s death or Disability, the Option will immediately become vested and exercisable as to all of the Shares to which the Option relates.
(d)End of Service. Notwithstanding the foregoing, if the Participant experiences an End of Service Date that occurs on or after the first (1st) anniversary of the Grant Date, the Option will continue to vest and become exercisable, on the dates contemplated in Section 2(b) above, as to those Shares underlying the Option, if any, that have not yet vested but would have vested in accordance with Section 2(b) if the Participant's End of Service Date had been twenty-four (24) months following his or her actual End of Service Date. The Participant will forfeit the portion of the Option that has not yet vested or would not have vested in the next twenty-four (24) months as described in the preceding sentence. The Participant's "End of Service Date" is the date of his or her retirement after attaining a combination of years of age and service with the Company and its Affiliates (including service with another company prior to it becoming an Affiliate) of at least 65, with a minimum age of 55 and at least five years of service with the Company and its Affiliates (only if an Affiliate at the time of service).
(e)Other Termination. If the Participant's employment with the Company shall be terminated by the Company for any reason other than for Cause or due to the Participant’s death or Disability, a portion of the Option will become vested as follows: (i) in the case of a termination occurring prior to the first anniversary of the Grant Date, the Option will immediately become vested and exercisable as to a number of Shares equal to all of the Shares underlying the Option that have not yet vested under Section 2(b) above, multiplied by a fraction, the numerator of which shall be the number of full months from the Grant Date through the date the Participant's employment terminated and the denominator of which shall be twelve (12), or (ii) in the case of a

Exhibit 10.21
termination occurring on or after the first anniversary of the Grant Date, the Option will immediately become vested and exercisable as to all of the Shares underlying the Option that have not yet vested under Section 2(b) above, in each case of (i) and (ii) above, subject to the Participant signing a general release agreement (a “Release”) in form and substance reasonably acceptable to the Company in connection with the Participant’s termination of employment. The vesting described in this Section 2(e) is conditioned upon Participant’s execution and delivery of a Release (and any revocation period expires) to the Company no later than forty-five (45) calendar days after the Participant’s termination of employment. If the Participant is subject to a written employment or severance agreement signed on behalf of the Company or its Affiliate and is terminated by the Company or its Affiliate for any reason other than Cause or the Participant terminates his or her employment for Good Reason (as defined in such agreement), then the preceding two sentences shall not apply if they conflict with the provisions of such employment or severance agreement and the terms of the employment or severance agreement shall govern instead. If the Participant is a party to a written employment or severance agreement signed on behalf of the Company or its Affiliate, for purposes of this Section 2, the term "Disability" shall mean "Incapacity" as defined in such Participant's employment or severance agreement, as applicable.
(f)Exercise. The Option may be exercised by written notice to the Company indicating the number of Shares to which the Option relates being exercised, accompanied by payment of the Exercise Price of the Shares in respect of which the Option is being exercised. The Exercise Price shall be satisfied by reducing the number of Shares otherwise issuable to the Participant in connection with such exercise by a number of Shares having a Fair Market Value equal to the aggregate Exercise Price; provided, that the Committee may require the Participant to satisfy the Exercise Price in any manner set forth in Section 6.7 of the Plan. Subject to the foregoing, Shares shall then be issued by the Company to the Participant and a Share certificate delivered to the Participant (or, if the Shares are not certificated, the Participant’s name as record owner of the Shares shall be reflected in the books and records of the Company); provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law. When the Option is vested and exercisable, it may be exercised in whole at any time or in part from time to time as to any or all Shares subject to the Option. Notwithstanding the foregoing, the Option may not be exercised for fewer than 100 Shares at any one time or, if fewer, all the Shares that are then subject to the Option.
(g)Form of Option. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Code.
3.Post-Termination Exercise Period. Subject to the forfeiture provisions in Section 2(b) above, the Participant’s right to exercise the Option after termination of his or her employment will be only as follows:
(a)End of Service. If the Participant experiences an End of Service Date, the Option will vest, in accordance with Section 2(d) hereof, and the Participant will have the right to exercise the vested portion of the Option until the expiration date of the Option. If such Participant dies prior to the date that the Option expires, his or her beneficiary will have the right to exercise the Option until the expiration date of the Option.
(b)Disability or Death. If the Participant’s employment with the Company and all Affiliates terminates due to Disability or death, the Participant (or in the case of death, the Participant’s beneficiary) will have the right for a period of twelve months following the date of the termination (but not later than the date on which the Option would otherwise expire) to exercise the Option. Notwithstanding anything herein to the contrary, any rights to be exercised pursuant to the Option following the Participant’s death shall be exercisable by the beneficiary designated by the Participant pursuant to Article 11 of the Plan with respect to the Option. If the Participant’s beneficiary predeceases the Participant or no beneficiary has been properly designated, any rights to be exercised pursuant to the Option following the Participant’s death shall be exercisable by the Participant’s surviving spouse or if none, by the Participant’s estate.

Exhibit 10.21
(c)Other Termination. If the Participant’s employment with the Company and all Affiliates terminates due to any reason other than those provided in Sections 3(a) or (b), the Participant or his or her beneficiary (in the event of his or her death after the Participant’s termination): (i) may, within the 60-day period following the termination, exercise the Option to the extent that it was vested and exercisable on the date his or her employment terminated, subject to the Release requirement in Section 2(e) above; provided, that notwithstanding the foregoing, the Option may not be exercised until any revocation period applicable to the Release has expired; and (ii) will forfeit the Option to the extent that it was not vested and exercisable on the date his or her employment terminated; provided, however, that in the event that either (x) Participant’s employment with the Company and its Affiliates is terminated for Cause or (y) the Participant violates any of the restrictive covenants contained in Section 6 hereof, as applicable, or any similar covenants in any other Award Agreement to which the Participant is subject or in any written employment or severance agreement between the Participant and the Company or an Affiliate thereof, the Option, whether or not vested, will immediately be forfeited, and the Participant shall have no further rights with respect thereto.
4.Transferability of Option and Shares Acquired Upon Exercise of Option. This Option is transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The Option will be exercisable during the Participant’s lifetime only by the Participant or by his or her guardian or legal representative. The Committee may, in its discretion, require a guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the Option on behalf of the Participant. Except as limited by applicable securities laws and the provisions of Section 12 hereof, Shares acquired upon exercise of this Option will be freely transferable.
5.Rights as a Stockholder. Unless and until the Option has been exercised, in whole or in part, and the Shares underlying it have been issued to the Participant, the Participant will not be entitled to any rights as a stockholder in respect of that Share, including, without limitations, the right to vote or to receive dividends in respect of the Shares.
6.Non-Competition and Non-Solicitation.
(a)The Participant shall not, directly or indirectly, engage in any Competitive Activity during the period of his or her employment with the Company or its Affiliates and for a period of one (1) year following the termination of the Participant’s employment with the Company or its Affiliates for any reason. For purposes hereof, “Competitive Activity” shall mean the Participant’s (i) participation as an employee, director, consultant, owner, manager or advisor of, or (ii) otherwise rendering services to, any business enterprise anywhere in the world if such enterprise engages or is planning to engage in competition with any product or service of the Company and specifically including, without limitation, Adient, Aptiv, BorgWarner, Continental, Faurecia, GST AutoLeather Co. Ltd., Magna, Sumitomo, TE Connectivity, Yazaki, and any of their respective subsidiaries or affiliates and successors or assigns of all or a portion of such companies’ businesses that engage in competition with any product or service of the Company. “Competitive Activity” shall not include the mere ownership of, and exercise of rights appurtenant to, securities of a publicly-traded company representing five percent (5%) or less of the total voting power and five percent (5%) or less of the total value of such an enterprise. The Participant agrees that the Company is a global business and that it is appropriate for this Section 6(a) to apply to Competitive Activity conducted anywhere in the world.
(b)During the period of his or her employment with the Company or its Affiliates and for a period of two (2) years following the termination of the Participant’s employment with the Company or its Affiliates for any reason, the Participant shall not, directly or indirectly, either on his or her own account or with or for anyone else, solicit or attempt to solicit for any business endeavor or hire, attempt to hire or participate in any manner in the hiring or attempted hiring of any employee of or individual serving as an independent contractor to the Company or its Affiliates, who is, or during the six (6) month period preceding the date of any such solicitation or

Exhibit 10.21
hiring was, engaged in connection with the business of the Company or an Affiliate thereof, or otherwise divert or attempt to divert from the Company or its Affiliates any business whatsoever or interfere with any business relationship between the Company or an Affiliate thereof and any other person. The prohibitions of this subsection (b) shall include responding to contact initiated by the employee of or individual serving as an independent contractor to the Company or its Affiliates.
(c)During the period of his or her employment with the Company or its Affiliates and for a period of one (1) year following the termination of the Participant’s employment with the Company or its Affiliates for any reason, the Participant shall not contact any then-current customer of the Company or its Affiliates with which the Participant had any contact or association during his or her employment with the Company or its Affiliates or whose identity was learned by the Participant during his or her employment with the Company or its Affiliates, or prospective customer with whom the Company or its Affiliates is negotiating or preparing a proposal for products or services (collectively, “Customers”) for the purposes of: (i) inducing any such Customer to terminate its business relationship with the Company or its Affiliates, (ii) discouraging any such Customer from doing business with the Company or its Affiliates, and (iii) offering products or services that are similar to or competitive with those of the Company or its Affiliates. The Participant also agrees during such period not to accept, with or without solicitation, any business from any Customers involving products or services that are similar to or competitive with those of the Company or its Affiliates. “Contact” with any Customers includes responding to contact initiated by Customers.
(d)The Participant acknowledges and agrees that damages in the event of a breach or threatened breach of the covenants in this Section 6 will be difficult to determine and will not afford a full and adequate remedy, and therefore agrees that the Company, in addition to seeking actual damages, may seek specific enforcement of such covenants in any court of competent jurisdiction, including, without limitation, by the issuance of an injunction, without the necessity of a bond. The Participant and the Company agree that the provisions of this Section 6 are reasonable. However, should any court or arbitrator determine that any provision of the covenants of this Section 6 are unreasonable, either in period of time, geographical area, or otherwise, the parties agree that this Section 6 should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.
(e)The Participant agrees that while employed by the Company or its Affiliates and for twenty-four (24) months thereafter, he or she will communicate in writing the contents of the restrictions contained in this Section 6 to any person, firm, association, partnership, corporation or other entity which he or she intends to be employed by, associated with or represent. The Participant also agrees to promptly notify the General Counsel and the Chief Human Resources Officer or other lead human resources executive of the Company if, at any time during the Participant’s employment with the Company or its Affiliates or within twenty-four (24) months following the termination thereof, the Participant accepts a position to be employed by, associated with or represent any person, firm, association, partnership, corporation or other entity. The Participant further agrees that he or she will provide the Company with such information as the Company may request about the Participant’s new position to allow the Company to determine whether such position and duties would likely lead to a violation of this Section 6 (except that the Participant need not provide any information that would constitute confidential or trade secret information of the entity which he or she intends to be employed by, associated with or represent).
(f)Notwithstanding anything contained herein to the contrary, if the Participant is a party to a written employment or severance agreement signed on behalf of the Company or its Affiliate that contains restrictive covenants that conflict with the covenants set forth in this Section 6, such conflicting provisions of this Section 6 shall not apply.
7.Company Option to Waive Non-Competition Provision.
(a)If the Participant's employment with the Company is terminated by the Company for any reason other than Cause or due to death or Disability and as a result of such termination, the Participant is not entitled to the payment of severance benefits pursuant to either (i) a written

Exhibit 10.21
agreement signed on behalf of the Company or an Affiliate thereof or (ii) applicable local law, then the Company shall provide written notice to the Participant within ten (10) business days of the date of termination as to whether it will waive the restrictions contained in Section 6(a), if applicable. If the Company elects, in its sole discretion, not to waive such restrictions, the Company will pay the Participant severance equal to the product of one month’s base salary at his or her then-current base salary rate, less applicable withholdings, and the number of months that the Company wishes the restrictions in Section 6(a) to apply following the date of termination, not to exceed twelve (12) months, provided that the Participant executes and delivers the Release (and any revocation period expires) to the Company no later than forty-five (45) calendar days after the Participant’s termination of employment (the “Severance”), and provided further that the Company will notify the Participant within ten (10) business days of the date of termination as to the number of months post-termination during which such provision will apply. The Severance will be paid in accordance with the Company’s customary local payroll practices, in equal installments (with respect to employees located outside of the United States, to the extent administratively practicable in the jurisdiction in which the Participant works) beginning on the first payroll payment date following the forty-fifth (45th) calendar day after the termination of employment, regardless of when the Release is returned to the Company, and ending on the payroll payment date that is nearest to the date as of which the restrictions in Section 6(a) no longer apply.
(b)Notwithstanding anything herein, or in any other Award Agreement to which the Participant is subject, to the contrary, to the extent that (i) the Company elects to pay the Severance described in Section 7(a) in lieu of waiving the provisions of Section 6(a) hereof, if applicable, and (ii) the Participant is subject to more than one Award Agreement that provides for the possibility of severance benefits upon a termination of the Participant’s employment in exchange for post-employment compliance with a restrictive covenant provision, then the payment by the Company of severance benefits under the Award Agreement with severance benefits most favorable to the Participant shall be deemed to satisfy the Company’s obligation to pay severance in exchange for post-employment compliance with a restrictive covenant under such provisions in all such Award Agreements, and the Participant will not be entitled to receive any additional severance.
8.No Obligation to Exercise Option. The granting of the Option imposes no obligation upon the Participant (or upon a transferee of the Participant) to exercise the Option.
9.No Deferral Rights. Notwithstanding anything in Article 12 of the Plan to the contrary, there shall be no deferral of payment, delivery or receipt of any amounts hereunder.
10.Assignment and Transfers. The Participant may not assign, encumber or transfer any of his or her rights and interests under the Award described in this Award Agreement, except, in the event of his or her death, by will or the laws of descent and distribution. The Company may assign any of its rights and interests hereunder.
11.Withholding Tax. The Company and any Affiliate will have the right to retain Shares or cash that are distributable to the Participant hereunder to the extent necessary to satisfy any withholding taxes, whether federal or state, triggered by the distribution of Shares or cash pursuant to the Award reflected in this Award Agreement.
12.Securities Law Requirements.
(a)The Option is subject to the further requirement that, if at any time the Committee determines in its discretion that the listing or qualification of the Shares subject to the Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the issuance of Shares under it, then Shares will not be issued upon exercise of the Option, unless the necessary listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.
(b)No person who acquires Shares pursuant to the Award reflected in this Award Agreement may, during any period of time that person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act")) sell the Shares, unless the offer and sale is made pursuant

Exhibit 10.21
to (i) an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act. With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Award are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of the Award or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.
13.No Limitation on Rights of the Company. Subject to Sections 4.3 and 15.2 of the Plan, the grant of the Award described in this Award Agreement will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
14.Plan, Stock Option and Award Not a Contract of Employment. Neither the Plan, the Option nor any other right or interest that is part of the Award reflected in this Award Agreement is a contract of employment, and no terms of employment of the Participant will be affected in any way by the Plan, the Option, the Award, this Award Agreement or related instruments, except as specifically provided therein. Neither the establishment of the Plan nor the Award will be construed as conferring any legal rights upon the Participant for a continuation of employment, nor will it interfere with the right of the Company or any Affiliate to discharge the Participant and to treat him or her without regard to the effect that treatment might have upon him or her as an employee.
15.No Guarantee of Future Awards. This Award Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.
16.Notice. Any notice or other communication required or permitted hereunder must be in writing and must be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, Southfield, Michigan, 48033, Attention: General Counsel and, in the case of the Participant, to the last known address of the Participant in the Company's records.
17.Governing Law. This Award Agreement and the Award will be construed and enforced in accordance with, and governed by, the laws of the State of Michigan, determined without regard to its conflict of law rules.
18.Incentive Compensation Recoupment Policy. Notwithstanding any provision in the Plan or in this Award Agreement to the contrary, the Award is subject to the Incentive Compensation Recoupment Policy established by the Company, as amended from time to time.
19.Plan Document Controls. The rights granted under this Award Agreement are in all respects subject to the provisions of the Plan to the same extent and with the same effect as if they were set forth fully therein. If the terms of this Award Agreement or the Award conflict with the terms of the Plan document, the Plan document will control.